UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) January 24, 2006

RYERSON INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-9117	36-3425828
(Commission File Number)	(I.R.S. Employer Identification No.)

2621 West 15th Place, Chicago, Illinois 60608

(Address Of Principal Executive Offices, including Zip Code)

(773) 762-2121

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2006, the Compensation Committee of the Board of Directors of Ryerson Inc. (the “Company”) (1) approved the form of the Company’s performance stock unit award agreement under its 2002 Incentive Stock Plan, (2) approved the grant of performance stock awards to executive officers under the Company’s 2002 Incentive Stock Plan, (3) approved a special award consisting of restricted stock to a named executive officer, (4) certified achievement of 2005 performance measures under the Company’s Annual Incentive Plan, and (5) established performance measures for 2006 under the Company’s Annual Incentive Plan. The named executive officer receiving a special award is James M. Delaney, President-Customer Solutions Team.

On January 25, 2006, the Nominating and Governance Committee, in conjunction with the Compensation Committee (and with all other independent members of the Board), approved the compensation level of the chief executive officer, including an increase in annual base salary effective January 30, 2006.

On January 25, 2006, the Board of Directors approved amendments to the Company’s 2002 Incentive Stock Plan to (a) clarify the 2002 Plan’s provisions describing shares available for reuse, (b) specify that stock options and stock appreciation rights granted under the 2002 Plan may not be granted with tandem dividend equivalent rights; and (c) provide that in no event may a participant transfer an award to a third party for value. The Board also approved merit increases in annual base salary for named executive officers other than the chief executive officer effective January 30, 2006.

Information describing these compensation arrangements is included with this Current Report on Form 8-K as exhibits.

Item 9.01 Financial Statements and Exhibits

(a) None

(b) None

(c) A list of exhibits is attached hereto as an Exhibit Index and is incorporated by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RYERSON INC.

Dated: January 26, 2006	/s/ Lily L May
	By:	Lily L. May
	Its:	Vice President, Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of performance award agreement

10.2	Schedule of special achievement award to certain named executive officer

10.3	2006 Performance Measures under Annual Incentive Plan

10.4	Named Executive Officer Merit Increases effective January 30, 2006

10.5	Ryerson 2002 Incentive Stock Plan (as amended and restated as of January 25, 2006)